Exhibit 99.1

K2 Inc.

5818 El Camino Real

Carlsbad, California 92008

REVOCABLE PROXY

Special Meeting of Stockholders

, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a holder of K2 Inc. common stock, hereby constitutes and appoints J. Wayne Merck, Dudley W. Mendenhall and Monte H. Baier and each of them, attorneys and proxies with full power of substitution to represent the undersigned and to vote all shares of common stock, $1.00 par value per share, of K2 Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of K2 Inc. to be held at 5818 El Camino Real, Carlsbad, California 92008, on                     , 2007, commencing at 8:00 a.m., Pacific time, and at any and all adjournments or postponements thereof, as herein specified (or, if no direction is given, “FOR” the approval of the merger proposal), and in such proxyholder’s discretion upon any other matter that may properly come before the Special Meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL

YOUR PROXY CARD TODAY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL

Merger Proposal.	Proposal to adopt the Agreement and Plan of Merger, dated as of April 24, 2007, by and among K2 Inc., Jarden Corporation and K2 Merger Sub, Inc., a wholly-owned subsidiary of Jarden Corporation, and to approve the merger contemplated thereby.

☐  FOR                                           ☐    AGAINST                                           ☐    ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Special Meeting of Stockholders of K2 Inc.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s), but if no direction is made, this proxy will be voted “FOR” the Merger Proposal.

Dated:                                                          , 2007

Signature: Printed Name:
Title (if applicable):
Signature (if held jointly):
Printed Name:

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.